                                   (Face of  Note)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
"FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; NOT LATER THAN 10 DAYS AFTER APRIL 13, 1998, INFORMATION TO INCLUDE THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD TO MATURITY OF THE SECURITY WILL BE MADE AVAILABLE TO HOLDERS UPON REQUEST TO ROBERT RANDALL, CHIEF FINANCIAL OFFICER, FIRSTWORLD COMMUNICATIONS, INC., (619) 552-8010.

                                UNIT CUSIP 337625 AD 9
                                 NOTE CUSIP 337625AA5

                         13 % Senior Discount Notes due 2008

        No. 1                                                $200,000,000 (1)
            -----                                             ---------------

                           FIRSTWORLD COMMUNICATIONS, INC.

promises to pay to Cede & Co. or registered assigns,the principal sum of Two Hundred Million Dollars on April 15, 2008.

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

--------------------
(1) TO BE INITIALLY $200,000,000.00 AGGREGATE PRINCIPAL AMOUNT AT MATURITY, SUBJECT TO INCREASE AND DECREASE IN ACCORDANCE WITH THE SCHEDULE OF EXCHANGES OF INTEREST IN THE GLOBAL NOTE ATTACHED HERETO AND, IN COMBINATION WITH GLOBAL NOTE NUMBERS 2 AND 3 IDENTIFIED BY CUSIP NO. 337625AA5, TO EQUAL $470,000,000 IN AGGREGATE PRINCIPAL AMOUNT AT MATURITY.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.


                                        FIRSTWORLD COMMUNICATIONS, INC.

                                        By: /s/ ANDREW B. TAUBMAN
                                           -----------------------------
                                           Name: Andrew B. Taubman
                                           Title: Senior Vice President,
                                                  Corporate Finance and
                                                  Administration


                                        By: /s/ G. BRADFORD SAUNDERS
                                           -----------------------------
                                           Name: G. Bradford Saunders
                                           Title: Senior Vice President,
                                                  Project Development and
                                                  Assistant Secretary


Dated April 13, 1998:

This is one of the Global
Notes referred to in the
within-mentioned Indenture:

The Bank of New York,
as Trustee

By: /s/ THOMAS B. ZAKRZEWSKI
   --------------------------
    Authorized Signatory

                                    (Back of Note)

                          13% Senior Discount Notes due 2008

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED,
(II) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (III) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE

REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR"), THAT PRIOR TO SUCH TRANSFER, FURNISHED THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND, IN THE CASE OF CLAUSE (b), (c), (d) OR (e), BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN
(A) ABOVE.

THE NOTES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSIST OF $1,000 PRINCIPAL AMOUNT AT MATURITY OF THE NOTES AND ONE WARRANT (EACH, A "WARRANT") INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 7.9002 SHARES OF SERIES B COMMON STOCK, NO PAR VALUE, OF THE COMPANY. THE NOTES AND WARRANTS WILL BE AUTOMATICALLY SEPARATED UPON THE EARLIEST TO OCCUR OF (i) 90 DAYS FROM THE DATE OF ISSUANCE, (ii) SUCH DATE AS THE INITIAL PURCHASERS MAY, IN THEIR DISCRETION, DEEM APPROPRIATE, (iii) IN THE EVENT OF A CHANGE OF CONTROL (AS DEFINED IN THE INDENTURE), THE DATE THE COMPANY MAILS NOTICE THEREOF TO HOLDERS OF NOTES, (iv) THE DATE ON WHICH THE REGISTERED EXCHANGE OFFER (AS DEFINED IN THE INDENTURE) IS CONSUMMATED AND (v) THE DATE ON WHICH THE SHELF REGISTRATION STATEMENT (AS DEFINED IN THE INDENTURE) IS DECLARED EFFECTIVE (THE EARLIEST OF SUCH DATES, THE "SEPARATION DATE"). THE NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR SEPARATED FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER, WITH THE WARRANTS UNTIL THE SEPARATION DATE.

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. INTEREST. FirstWorld Communications, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 13 % per annum. Interest will not accrue until April 15, 2003. Thereafter, the Company shall pay interest and

Special Interest, if any, semi-annually on April 15 and October 15, commencing on October 15, 2003, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Full Accretion Date; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be October 15, 2003. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Accreted Value will accrete between the date hereof and April 15, 2003, on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months. All references in this Note and in the Indenture to "interest" shall be deemed to include any Special Interest that may become payable thereon according to the provisions of the Indenture;

         provided, however, that if (i) the Company has not filed a registration statement (the "Exchange Offer Registration Statement") under the Securities Act of 1933, as amended (the " Act"), registering a security substantially identical to this Note (except that such Note will not contain terms with respect to the Special Interest payments described below or transfer restrictions) pursuant to an registered exchange offer (the "Registered Exchange Offer") (or, in lieu thereof, a registration statement registering this Note for resale (a "Shelf Registration Statement")) by July 12, 1998, or (ii) the Exchange Offer Registration Statement relating to the Registered Exchange Offer has not become or been declared effective by September 10, 1998, or (iii) neither the Registered Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective prior to October 10, 1998, or (iv) either the Exchange Offer Registration Statement or, if applicable, the Shelf Registration Statement is filed and declared effective (except as specifically permitted therein) but shall thereafter cease to be effective without being succeeded promptly by an additional registration statement filed and declared effective, in each case (i) through (iv) upon the terms and conditions set forth in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv), a "Registration Default"), then interest will accrue (in addition to the original issue discount and any stated interest on the Notes) (the "Step-Up") at a rate of 0.5% per annum, determined daily, on the Accreted Value of the Notes, during the 90-day period from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 2.00% per annum, in the aggregate regardless of the number of Registration Defaults. Interest accruing as a result of the Step-Up is referred to herein as "Special Interest." Accrued Special Interest, if any, shall be paid semi-annually on April 15 and October 15 in each year; and the amount of accrued Special Interest shall be determined on the basis of the number of days actually elapsed. Any accrued and unpaid interest (including Special Interest) on this Note upon the issuance of an Exchange Note

(as defined in the Indenture) in exchange for this Note shall cease to be payable to the Holder hereof but such accrued and unpaid interest (including Special Interest) shall be payable on the next Interest Payment Date for such Exchange Note to the Holder thereof on the related Regular Record Date (as defined herein).

          2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on April 1 or October 1 preceding the Interest Payment Date (each such date, a "Regular Record Date"), even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to Defaulted Interest. The Notes will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          4. INDENTURE. The Company issued the Notes under an Indenture dated as of April 13, 1998 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $470,000,000 in aggregate principal amount at maturity.

          5.   OPTIONAL REDEMPTION.

          (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to April 15, 2003. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

------------------------------

          YEAR                                               PERCENTAGE
          ----                                               ----------
          2003 . . . . . . . . . . . . . . . . . . . . . . . .106.500%
          2004 . . . . . . . . . . . . . . . . . . . . . . . .104.333%
          2005 . . . . . . . . . . . . . . . . . . . . . . . .102.167%
          2006 and thereafter. . . . . . . . . . . . . . . . .100.000%

          (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to April 15, 2001, the Company, at its option, may use the net cash proceeds (but only to the extent such proceeds consist of cash or Cash Equivalents) of one or more Public Equity Offerings or the sale of Capital Stock (other than Disqualified Stock and other than the net cash proceeds received by the Company pursuant to the Equity Commitment) to one or more Strategic Investors in a single transaction or a series of related transactions to redeem up to an aggregate of 35% of the Accreted Value of Notes at a redemption price of 113 % of the Accreted Value, plus accrued and unpaid interest, if any, to the date of redemption; PROVIDED that at least 65% of the Accreted Value of Notes originally issued must remain outstanding immediately after the occurrence of such redemption. In order to effect the foregoing redemption, the Company must mail a notice of redemption no later than 30 days after the related Public Equity Offering or sale of Capital Stock and must consummate such redemption within 60 days of the closing of such Public Equity Offering or sale of Capital Stock.

          6.   MANDATORY REDEMPTION.

          Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

          7.   REPURCHASE AT OPTION OF HOLDER.

          (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the Accreted Value thereof on the date of purchase (if prior to the Full Accretion Date) or 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase (if on or after the Full Accretion Date) (in either case, the "Change of Control Payment"). Within 10 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

          (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, within 30 days of each date on which the aggregate amount of Excess Proceeds exceeds $5 million, the Company shall commence an offer to all Holders of Notes (as "Asset Sale Offer") pursuant to Section 4.08 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash equal to 100% of the Accreted Value thereof on the date fixed for the closing of such offer (if prior to the Full Accretion Date) or 100% of the principal amount thereof plus accrued and unpaid interest and Special Interest thereon, if any, to the date fixed for the closing of such offer (if on or after the Full Accretion Date), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate Accreted Value of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a PRO RATA basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

          8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

          11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to otherwise comply with applicable law.

          12. DEFAULTS AND REMEDIES. Events of Default include: (a) default in the payment of interest (including any Special Interest) on any Note when the same becomes due and payable, and the continuance of such Default for a period of 30 calendar days; (b) default in the payment of the principal of (or premium, if any, on) any Note when the same becomes due and payable whether upon Maturity, optional redemption, required repurchase (including pursuant to a Change of Control Offer or an Asset Sale Offer) or otherwise, or the failure to make an offer to purchase any Note as herein required; or (c) default in the performance, or breach, of any covenant or agreement contained in Section 4.07,
Section 4.08, Section 4.09, Section 4.11, Section 4.12, Section 4.14 or Article V of the Indenture; or (d) default in the performance, or breach, of any covenant or warranty of the Company contained in this Indenture or the Notes (other than a covenant or warranty addressed in 12(a), 12(b) or 12(c) above), and the continuance of such Default or breach for a period of 60 calendar days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25 percent of the aggregate principal amount of the outstanding Notes specifying such Default and stating that such notice is a "Notice of Default" delivered in connection with this Indenture; or (e) (i) any payment of principal, and premium, if any, in excess of $5 million with respect to Indebtedness of the Company or any Restricted Subsidiary is not paid when due within the applicable grace period, if any, or (ii) Indebtedness of the Company or any Restricted Subsidiary is accelerated by the holders thereof and the amount of principal and premium, if any, of such accelerated Indebtedness exceeds $5 million; or (f) a final judgment or final judgments for the payment of money (other than to the extent covered by insurance as to which the insurance company has acknowledged coverage and other than to the extent covered by an indemnity given by an insurance company) is entered against the Company or any Restricted Subsidiary of the Company in an aggregate amount in excess of $5 million by a court or courts of competent jurisdiction, which judgment is not discharged, waived, stayed, bonded or satisfied for a period of 45 consecutive calendar days; or (g) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of April 13, 1998, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

          18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

          FirstWorld Communications, Inc.
          9333 Genesee Avenue
          Suite 200
          San Diego, California 92121
          Attention: Chief Financial Officer

                                   ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
                   (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint

                       ---------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------
Date:

                              Your Signature:
                                             -----------------------------------
                              (Sign exactly as your name appears on the face of this Note)

SIGNATURE GUARANTEE.

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the [Registrar], which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the [Registrar] in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                          OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.07 or 4.08 of the Indenture, check the box below:

          / / Section 4.07         / / Section 4.08

          If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.07 or Section 4.08 of the Indenture, state the amount you elect to have purchased: $________





Date:                              Your Signature:
     ----------                                   -----------------------------
                                                  (Sign exactly as your name
                                                  appears on the Note)

                                   Tax Identification No:
                                                         ----------------------

Signature Guarantee.

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the [Registrar], which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the [Registrar] in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

          The following exchanges of a part of this Global Note for a Definitive Note, or exchanges of a Definitive Note for an interest in this Global Note, have been made:

                                                                                        Principal Amount
                                   Amount of                   Amount of                at maturity of
                                  decrease in                 increase in               this Global Note             Signature of
                                Principal Amount             Principal Amount             following such              authorized
         Date of                at maturity of              at maturity of               decrease (or                  officer of
         Exchange               this Global Note             this Global Note                increase)                  Trustee
         --------               ----------------             ----------------                ---------                  -------

              Schedule of 13% Senior Discount Notes due 2008 Issued by
                   FirstWorld Communications, Inc. in Global Form


     No.                 Principal Amount at Maturity
     1(*)                          $200,000,000
     2                             $200,000,000
     3                             $70,000,000



-----------------------
(*) Note No.1 is the 13% Senior Discount Note attached hereto.